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                      [CONFIDENTIAL TREATMENT REQUESTED]

                                                                   EXHIBIT 10.45

SR# 80715


NETWORK SERVICES AGREEMENT CUSTOMER ELECTIONS


The Agreement between CompuServe Incorporated ("CompuServe") and Customer referred to below ("Customer") is comprised of, and the parties agree to be bound by: (i) this Network Services Agreement Customer Elections, (ii) the Agreement Terms and Conditions (dated 7/97), (iii) the Network Services Rate Schedule which is updated by CompuServe on a periodic basis, to the extent Customer orders or uses a specific service and (iv) any Attachment or Amendment attached to this Agreement. Customer elects FIXED-Dial as its default dial-up pricing plan.

Customer elects an initial Extended Term Plan of three (3) year(s) with a Monthly Minimum of [*]. CompuServe agrees to provide Customer with the Implementation Program and special terms contained in this Network Services Agreement Customer Elections.

I.   IMPLEMENTATION PROGRAM

     To assist Customer in gaining experience with, and user acceptance of, the Network Services provided hereunder, CompuServe agrees to provide an Implementation Program during which:

     1. This Agreement will be effective upon written acceptance by an authorized representative of Customer and CompuServe. The Implementation Program will commence on the first day following provision by CompuServe to Customer of the network and interfaces necessary for the Customer's use of CompuServe Network Services and conclude at the end of three (3) full months thereafter. The initial Extended Term Plan shall commence on the first day of the month following completion of the Implementation Program. Customer shall have the option to terminate this Agreement, to be effective at the end of the Implementation Program, upon written notice to CompuServe at least ten (10) days.

     2. The Extended Term Plan Monthly Minimum specified in this Network Services Agreement Customer Elections will not be in effect during the Implementation Program.

     3. Customer agrees to pay a one-time Implementation Program Fee of [*] which will be billed on the invoice associated with Month 1 of the initial Extended Term Plan. CompuServe agrees to waive the following charges during the Implementation Program:

* The bracketed material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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                      [CONFIDENTIAL TREATMENT REQUESTED]

          3.1 the Installation Charge for up to two (2) FNL256 and one (1) IP Link Plus to be installed during the Implementation Program or the initial Extended Term Plan in Customer's data center located at 1900 Market Street, Philadelphia, PA, provided these links and/or equipment are ordered prior to or during the Implementation Program,

          3.2 the Installation Charge for one (1) FNL256 with Special Telco CompuServe Communications Center Diversity to be installed during the Implementation Program or the initial Extended Term Plan in Region A, provided these links and/or equipment are ordered prior to or during the Implementation Program,

          3.3 the FNL Monthly Circuit Charge, FNL Monthly Port Charge, the Bandwidth Monthly Charge and the Bandwidth Monthly Surcharge and Pro-rated Charge for one (1) FNL256 with Special Telco CompuServe Communications Center Diversity to be installed in Region A.

          3.4 the FNL Monthly Circuit Charge and the FNL Monthly Port Charge for up to two (2) FNL256 to be installed in Region A,

          3.5  the Monthly Fee per PVC and the Monthly Charge per Unit for one
               (1) IP Link Plus Bi-Directional CIR of 256Kbps to be installed in Region A,

          3.6  the CompuServe Dail-up Access Services Charges and Surcharges,

          3.7  the Moves and Changes charges, and

          3.8  the Monthly Account Charge.

          Customer shall be billed for all other applicable charges as contained in the Network Services Rate Schedule.

          If Customer elects to terminate this Agreement, according to the provisions contained in this Agreement, Customer agrees to pay CompuServe the Implementation Program Fee of [*] in this
          Network Services Agreement Customer Elections plus all other charges outstanding and due CompuServe.

     4. Neither Discount Schedule A nor Discount Schedule B will be in effect during the Implementation Program.

II.  MODIFICATIONS TO THE NETWORK SERVICES RATE SCHEDULE

* The bracketed material has been omitted pursuant to a request for confidential treatment request and filed separately with the Securities and Exchange Commission.

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                      [CONFIDENTIAL TREATMENT REQUESTED]

     1. During the initial Extended Term Plan and subject to the terms contained in Paragraph 2.1 of the Agreement Terms and Conditions, CompuServe agrees to bill Customer a special FNL Monthly Circuit Charge of [*] each in lieu of the rate contained in the Network Services Rate Schedule for up to two (2) FNL256 to be installed at 1900 Market Street, Philadelphia, PA. Neither Discount Schedule A nor B apply to this special FNL Monthly Circuit Charge.

     2. During the initial Extended Term Plan and subject to the terms contained in Paragraph 2.1 of the Agreement Terms and Conditions, CompuServe agrees to bill Customer a special Monthly Circuit Charge of [*] in lieu of the rate contained in the Network Services Rate Schedule for one (1) FNL256 with Special Telco CompuServe Communications Center Diversity to installed in Region A. Neither Discount Schedule A nor B apply to this special Monthly Charge.

     3. During the initial Extended Term Plan, CompuServe agrees to waive the FNL Monthly Port Charge, Bandwidth Monthly Charge and Bandwidth Monthly Surcharge for one (1) FNL256 with Special Telco CompuServe Communications Center Diversity to be installed in Region A. Neither Discount Schedule A nor B apply to this special Monthly Charge.

III  MODIFICATIONS TO THE AGREEMENT TERMS AND CONDITIONS

     1.   Paragraph 1.1 is modified to include:

          CompuServe agrees that should the VTS Trading System application not be initiated or discontinued once so initiated, Customer may terminate this Agreement in its entirety upon one (1) months written notice to CompuServe. This notice shall also include copies of associated documents or similar proof related to these triggering events. Customer agrees to pay CompuServe all charges outstanding and due CompuServe. This provision does not apply to a discontinuation resulting from a decision by Customer to develop an application substantially similar to the VTS Trading System application using a data network provider other than CompuServe.



                                    Network Services
                                    Account No.    56853


ACCEPTED FOR CUSTOMER:              ACCEPTED FOR COMPUSERVE
                                    INCORPORATED:

* The bracketed material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.


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                      [CONFIDENTIAL TREATMENT REQUESTED]

Customer Name: Ashton Technology Group


Signature: /s/ Fredric W. Rittereiser           Signature: /s/ Dana Brown
           /s/ Fred S. Weingard

Name:      Fredric W. Rittereiser
Title:     President                            Name: Dana Brown, Manager
Name:      Fred S. Weingard
Title:     Exec. V.P. Systems &                 Title: Contract Development &
             Technology                                  Administration

Date:      January 13, 1998                     Date:  January 16, 1998

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                  [Letterhead of CompuServe Network Services]

January 20, 1998


Frederic Rittereiser
President
Ashton Technology Group
1900 Market Street
Philadelphia, PA  19103

Re:  Network Services Account # 56S53

Dear Mr. Rittereiser:

We are pleased that Ashton Technology Group has expressed confidence in CompuServe by endorsing our Agreement for Network Services. We appreciate this endorsement and wish to reconfirm to you our commitment to customer service and technical support.

Effective ongoing communications between CompuServe and our customers is a high priority at CompuServe. We value your recommendations and encourage you to provide feedback through your local CompuServe representative.

Enclosed is a copy of the endorsed agreement between our firms. Also provided is a copy of CompuServe's "Network Online Report Access System" documentation, which contains instructions for use of your company's monthly online usage reports. This document explains procedures for accessing reports and obtaining online help. Please contact your CompuServe representative, Colleen Santoro at
(610) 407-7214, for information on how to access your company's reports.

Thank you once again for your business, and we enthusiastically look forward to a solid business partnership.

Sincerely

/s/ Diane Lipperman/BW

Diane Lipperman
Contract Analyst
Marketing Support

DLL/bw
Enclosures

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cc:  Rick Wentz
     Colleen Santoro

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

                  [Letterhead of CompuServe Network Services]



March 24, 1998



Mr. Fred Weingard
Ashton Technology Group
1900 Market Street
Philadelphia, PA  19103

RE:  Account Number 56853
     Reference Number 84349

Dear Mr. Weingard:

This letter is to confirm the following update to your Agreement with
CompuServe:

Effective upon installation, CompuServe agrees to waive the Installation Charge for up to two (2) FRAME-Net Router 2501 (Cisco) installed or to be installed in Philadelphia, PA.

If you have any questions or require additional information about this letter or your Agreement with CompuServe, please contact your local CompuServe representative, Colleen Santoro at 215-563-7607. Thank you for your business, and we look forward to supporting Ashton Technology Group as our business partnership continues.

Sincerely,

/s/ Dana Brown

Dana Brown
Manager, Contract Development and Administration

DB:ecl

cc:  Colleen Santoro, CompuServe Philadelphia Office

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